UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01.  Other Events.

Equity Units Over-Allotment Option Issuance

As previously disclosed, on June 25, 2020, PG&E Corporation (the “Corporation”) entered into an underwriting agreement with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Units Underwriters”), pursuant to which the Corporation agreed to sell 14,545,455 prepaid forward stock purchase contracts (the “Purchase Contracts”) to the Units Underwriters in order for the Units Underwriters to sell 14,545,455 equity units (the “Units”), with each Unit having a stated amount of $100.00 (the “Units Offering”). In connection with the Units Offering, the Corporation granted the Units Underwriters a 30-day option (the “Units Over-Allotment Option”) to purchase up to an additional 1,454,545 Purchase Contracts to be used by the Units Underwriters to create up to an additional 1,454,545 Units. The Units Offering closed on July 1, 2020, and the Corporation issued and sold a total of 14,545,455 Units.

As previously announced by the Corporation, on July 24, 2020, the Units Underwriters exercised in full the Units Over-Allotment Option. Accordingly, on August 3, 2020, the Corporation issued and sold an additional 1,454,545 Purchase Contracts to be used by the Units Underwriters to create an additional 1,454,545 Units (such issuance, the “Additional Units Issuance”). The Additional Units Issuance was made pursuant to the Corporation’s Registration Statement on Form S-3 (File No. 333-236629-01).

Greenshoe Backstop Issuance

Also as previously disclosed, the Corporation entered into Forward Stock Purchase Agreements (the “Forward Stock Purchase Agreements”) with certain investors (the “Backstop Parties”), pursuant to which the Backstop Parties severally agreed, subject to certain terms and conditions, to purchase up to an aggregate amount of shares of common stock of the Corporation, no par value (“Common Stock”), equal to $522,727,273 (the “Aggregate Greenshoe Backstop Purchase Amount”), at a price per share equal to $9.50 (the “Settlement Price”), in order to backstop, in part, the Units Over-Allotment Option.

In connection with the Additional Units Issuance and pursuant to the terms of the Forward Stock Purchase Agreements, on August 3, 2020, the Corporation (i) redeemed a portion of the rights under the Forward Stock Purchase Agreements to receive shares of Common Stock and returned approximately $120,523,000 to the Backstop Parties and (ii) issued and delivered to the Backstop Parties 42,337,173 shares of Common Stock, representing the unredeemed portion of the Aggregate Greenshoe Backstop Purchase Amount divided by the Settlement Price (without any issuance in respect of fractional shares).

Additional Fire Victim Trust Share Issuance

Also as previously disclosed, on July 1, 2020, pursuant to the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated June 19, 2020 [Docket No. 8048] (the “Plan”), Pacific Gas and Electric Company (the “Utility”) transferred to the PG&E Fire Victim Trust (the “Fire Victim Trust”) 476,995,175 shares of Common Stock.

In connection with the Additional Units Issuance and pursuant to certain adjustment rights set forth in the Plan and in an assignment agreement entered into among the Corporation, the Utility and the Fire Victim Trust, on August 3, 2020, the Utility transferred an additional 748,415 shares of Common Stock to the Fire Victim Trust.  Such shares, together with the 476,995,175 shares previously transferred to the Fire Victim Trust, represent 22.19% of the number of fully diluted shares of Common Stock (using the treasury stock method) that would have been outstanding as of the effective date of the Plan assuming all the equity transactions specified in the Plan were consummated on such effective date.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 5.1	Opinion of Hunton Andrews Kurth LLP
Exhibit 5.2	Opinion of Cravath, Swaine & Moore LLP
Exhibit 23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)
Exhibit 23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: August 3, 2020	By:	/s/ JASON P. WELLS
Name: Jason P. Wells
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: August 3, 2020	By:	/s/ JANET C. LODUCA
Name: Janet C. Loduca
Title: Senior Vice President and General Counsel